UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 2, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 2, 2006, Husker Ag, LLC (the “Company”) executed a Membership Interest Purchase Agreement with US BioEnergy Corporation, a Brookings, South Dakota based corporation (“US BioEnergy”), whereby the Company agreed to exchange its entire interest in Val-E Ethanol, LLC, for 3,000,000 shares of common stock of US BioEnergy. US BioEnergy is an entity that intends to continue to build, own and operate biofuel plants.

In December 2005, the Company purchased a 24.1% interest in Val-E Ethanol, LLC, a Nebraska limited liability company which will construct, own and operate a 45-million gallon per year ethanol plant located near Ord, Nebraska. The Company purchased 1,200 units for $5,000 per unit for an aggregate total of $6,000,000.

Platte Valley Fuel Ethanol, LLC, a Nebraska limited liability company, is the majority owner of Val-E Ethanol. On February 16, 2006, US BioEnergy announced that it was acquiring Platte Valley Fuel Ethanol. That transaction closed on April 30, 2006. Subsequent to that announcement, US BioEnergy offered to acquire the remaining membership interests in Val-E Ethanol for shares of common stock in US BioEnergy. The company and each of the other minority owners of Val-E Ethanol agreed to this exchange resulting in the Membership Interest Purchase Agreement.

The Membership Interest Purchase Agreement has a rescission provision in the event of certain events occurring prior to the end of 2006. The Agreement will be rescinded and the Company will regain its 24.1% ownership of Val-E Ethanol if the former owners of Platte Valley Fuel Ethanol elect to rescind the acquisition of Platte Valley Fuel Ethanol by US BioEnergy before the end of 2006.

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Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report and the exhibit hereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the ability of the company to reach definitive agreements with third parties on terms satisfactory to the company, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the company’s filing with the Securities and Exchange Commission. Many of these factors are beyond the company’s ability to control or predict. The company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: May 8, 2006	By: /s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board